UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )
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☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

ALAMO GROUP INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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ALAMO GROUP INC.
1627 East Walnut Street
Seguin, Texas 78155

ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON THURSDAY, MAY 7, 2020

The following Notice of Change of Location relates to the proxy statement (the “Proxy Statement”) of Alamo Group Inc. (the “Company”), dated March 13, 2020, furnished to shareholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the 2020 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Thursday, May 7, 2020. This Supplement is being filed with the Securities and Exchange Commission and is being made available to shareholders on or about April 2, 2020.

THE NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

NOTICE OF CHANGE OF LOCATION
OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 7, 2020

To the Stockholders of ALAMO GROUP INC.:

Due to the public health concerns relating to the coronavirus (COVID-19) pandemic, NOTICE IS HEREBY GIVEN that the location of the 2020 Annual Meeting of Stockholders (“Annual Meeting”) of Alamo Group Inc. (the “Company”) has been changed. As previously announced, the Annual Meeting will be held on Thursday, May 7, 2020 at 9:00 a.m., Central Time. In light of public health concerns, the Annual Meeting will be held solely by means of remote communication, in a virtual-only format. You will not be able to attend the Annual Meeting physically.

As described in the proxy materials for the Annual Meeting previously distributed, you are entitled to participate in the Annual Meeting if you were a shareholder as of the close of business on March 13, 2020, the record date, or hold a legal proxy for the meeting provided by your bank, broker, or nominee. To be admitted to the Annual Meeting at www.virtualshareholdermeeting.com/ALG2020, you must enter the control number found on your proxy card, voting instruction form or notice you previously received. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the Virtual Shareholder Meeting log in page. A list of stockholders entitled to vote at the Annual Meeting will be available during the entire time of the Annual Meeting at the Annual Meeting Website. You may vote during the Annual Meeting by following the instructions available on the meeting website during the meeting. Whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your proxy in advance of the meeting by one of the methods described in the proxy materials for the Annual Meeting. The proxy card included with the proxy materials previously distributed will not be updated to reflect the change in location and may continue to be used to vote your shares in connection with the Annual Meeting.

By Order of the Board of Directors,

By: /s/ Edward T. Rizzuti
Edward T. Rizzuti
Secretary

April 2, 2020

The Annual Meeting on May 7, 2020 at 9:00 a.m. Central Time is available at www.virtualshareholdermeeting.com/ALG2020. The proxy statement and Annual Report are available on our Investor Relations website at https://www.alamo-group.com/investor-relations/. Additionally, you may access our proxy materials at www.proxyvote.com, a site that does not have “cookies” that identify visitors to the site.